EXHIBIT 99.1


                               STOCK SELLING PLAN

     This Stock Selling Plan (the "Plan") is being adopted by MICHAEL A. ROCCA ("Client") to facilitate the sale of shares of the common stock (the "Shares") of Ligand Pharmaceuticals Incorporated ("Issuer").

     Client desires to sell a certain number of Shares at or above a certain price. To dispel any inference that Client is selling Shares when in possession of material nonpublic information, Client has determined to instruct Goldman Sachs & Co., 3414 Peachtree Rd., NE, Atlanta, GA 30326 ("BROKER") to sell a pre-determined amount of Shares pursuant to the Selling Instructions described in Exhibit A.

     This selling plan shall commence on the open of the Nasdaq National Market following the 30th calendar day after the execution hereof.

     Client states that he:

     1. As of the date of this Plan, is not aware of any material nonpublic information regarding Issuer and is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent BROKER from acting upon the instructions set forth in this Plan;

     2. Is entering into this Plan in good faith and not as part of any scheme to evade the prohibitions of Rule 10b5-1 adopted under the Securities Exchange Act of 1934, as amended;

     3. Has not entered into, and will not enter into, any corresponding or hedging transaction or position with respect to the Shares;

     4. Confirms that the sale of the Shares pursuant to the Selling Instructions in Exhibit A will comply with Rule 144 under the Securities Act of 1933;

     5. Acknowledges that BROKER may make a market in the Shares and will continue to engage in market-making activities while executing transactions on behalf of Client pursuant to the Plan; and

     6. May not discuss with BROKER the timing of the trading in the Shares on his behalf (other than to confirm these instructions and describe them if necessary).

     7. Acknowledges that Issuer may file this plan with the Securities and Exchange Commission at which time it shall become public.

     If BROKER shall be advised in writing by the corporate Secretary of Issuer that (1) the Directors of Issuer have made a determination to proceed with a merger involving pooling of interests accounting treatment and (2) based upon the advice of an independent accounting firm the Directors have determined that in order to qualify for such treatment it is necessary that sales of Shares by Client be suspended, then BROKER shall suspend all such sales until advised in writing by the corporate Secretary of Issuer that the Directors of Issuer have made a determination that such selling may resume.

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     If Shares are, for any reason and whether in whole or in part, converted into or exchanged for shares of publicly traded securities of another company ("Newco"), then (1) BROKER shall sell such Newco shares and any remaining original Shares in amounts substantially equivalent to those specified in the original Plan over the remaining period during which the original Shares would have been sold under the terms of this Agreement, after making appropriate adjustment for the exchange ratio between the original Shares and Newco shares,
(2) references herein to "Issuer" shall refer to both Ligand Pharmaceuticals Incorporated and to Newco, and (3) references herein to "Shares" shall refer to both the original Shares as defined above and to such Newco shares. In the event such securities are not publicly traded, such securities, along with any other portion of the Shares that cannot be sold pursuant to the terms of this Plan, shall be promptly returned to Client.

     This Selling Plan and the Selling Instructions may be terminated or modified by Client at any time by delivering written instructions to that effect to BROKER, so long as Client is not then in possession of material nonpublic information. This Plan shall also terminate upon the earlier of (1) the death of Client, or (2) the conversion of all Shares owned by Client into cash, whether as a result of sales by BROKER, merger or acquisition, or otherwise.

     This Plan shall be governed by and construed in accordance with the laws of the State of New York.



Dated:    2 December, 2003                        /S/MICHAEL A. ROCCA
                                                  ----------------------------
                                                  MICHAEL A. ROCCA








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                                    EXHIBIT A

                              SELLING INSTRUCTIONS

     BROKER on my behalf shall, at any time on or after January 2, 2004, and on the condition that such shares are sold at a price of $15 or more, exercise my option to purchase from Issuer, and immediately sell all of the following shares:

     All of the then-vested shares subject to option no. B94896 covering 8,913 shares, issued on January 2, 2003.















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